2005-D PRIVATE PLACEMENT OFFERING
                             SUBSCRIPTION AGREEMENT


USA TECHNOLOGIES, INC.
100 Deerfield Lane, Suite 140
Malvern, PA 19355
Attn: George R. Jensen, Jr.,
      Chief Executive Officer

Dear Mr. Jensen:

      I understand that the Company is offering for sale (the "Offering") up to 23,333,334 shares of restricted Common Stock of the Company ("Common Stock") at $.15 per share of Common Stock. For each share of Common Stock purchased, the subscriber shall also receive a warrant to purchase one share of Common Stock at $.15 per share at any time through December 31, 2005. As more fully described below, $750,000 of the Offering has already been subscribed for by each of Ashford Capital Partners, L.P., and Anvil Investment Associates, L.P., for an aggregate investment of $1,500,000.

      The Offering will terminate on April 15, 2005, unless extended by the Company for up to thirty additional days. There is no minimum offering amount, and all subscription proceeds would be placed directly into the accounts of the Company as subscription funds are received. If all of the Common Stock offered in the private placement is sold, the Company would receive gross proceeds of $3,500,000, and the Company would have issued warrants to purchase up to 23,333,334 shares of Common Stock. If all of these warrants would be exercised, the Company would receive an additional $3,500,000. The net proceeds from the sale by the Company of the Common Stock pursuant to the Offering will be used by the Company for general working capital and may also be used to prepay outstanding convertible senior notes previously issued by the Company.

      Promptly following the termination of the Offering, and no later than May 30, 2005, the Company shall file and thereafter use its best efforts to have declared effective, an appropriate registration statement with the Securities and Exchange Commission ("Commission") registering all of the shares of Common Stock sold in the Offering as well as all of the shares of Common Stock underlying the warrants for resale under the Securities Act of 1933, as amended (the "Act"). Thereafter, the Company shall use its best efforts to keep the registration statement current and effective through December 31, 2006.

      Ashford Capital Partners, L.P., and Anvil Investment Associates, L.P. (collectively, "Prior Investors"), have already invested an aggregate of $1,500,000 in the Offering. As a condition of their investment and as set forth in their subscription agreements, the Prior Investors have the right through December 31, 2006 to maintain their percentage ownership interest in the securities of the Company pursuant to a right to participate in future securities offerings of the Company. In addition, if this Offering has not been fully subscribed for by April 7, 2005, the Prior Investors have the option to elect one of the following: (i) if the closing bid price of the Common Stock on such date is equal to or greater than $.15 per share, to purchase the balance of the Offering upon the terms and conditions set forth herein; or (ii) if the closing bid price of the Common Stock on such date is less than $.15 per share, to purchase shares of Common Stock (but no warrants) at such closing bid price minus 10% in an aggregate dollar amount equal to the difference between $3,500,000 and the dollar amount of subscriptions actually received by the Company through such date. None of the foregoing rights are being granted to any investor in this Offering other than the Prior Investors.

      1. Subscription. The undersigned hereby subscribes to purchase the number of shares of Common Stock and warrants indicated below in accordance with the terms and conditions of the Offering Materials (as defined below). I understand that this subscription may be rejected at the discretion of the Company, and that I must qualify as an "accredited investor" under Regulation D, as promulgated by the Commission under the Act.

      2. Verification of Suitability and Status as "Accredited Investor" under Regulation D. I understand that in order to subscribe for the Common Stock and warrants in the Offering, I must be an "accredited investor" as defined in Rule 501 of Regulation D under the Act and hereby represent and warrant to the Company that I am an "accredited investor." In this regard, the undersigned is an "accredited investor" by virtue of qualifying under one of the following categories (check appropriate item):

            ___the undersigned is a natural person whose individual net worth with that person's spouse (if married), at the time of purchase exceeds $1,000,000; or

            ___the undersigned is a natural person who had an individual income in excess of $200,000 during each of the last two calendar years, or joint income with that person's spouse (if married) in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level during the current calendar year; or

            ___the undersigned is a corporation, limited liability corporation, or partnership not formed for the purpose of investing in the Company with total assets in excess of $5,000,000; or

            ___the undersigned is an entity in which all the equity owners are accredited investors.

      3. Representations by Undersigned. The undersigned represents and warrants to the Company as follows:

            (a) I have received, read and understand the provisions of the following:(i) the Company"s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004; (ii) the Company"s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004; (iv) the Company's Definitive Proxy Statement on Schedule 14-A filed with the Commission on February 15, 2005; (v) the Company"s Registration Statement on Form S-1 filed with the Commission on February 18, 2005 (File No. 333-122899); (vi) the risk factors incorporated by reference herein in
      Section 3(i) hereof; and (vii) the Form 8-K Reports filed by the Company with the Commission on March 3, March 17, and March 22, 2005. I understand that all of the foregoing together with this Subscription Agreement shall be referred to herein as "Offering Materials".

            (b) I have relied only upon the information presented and contained in the Offering Materials. I have had the opportunity to ask of the person or persons acting on behalf of the Company any and all relevant questions in connection with any aspect of the Company including, but not limited to, the Common Stock and warrants offered by the Offering Materials and have received answers which I consider to be reasonably responsive to such questions. I have had the opportunity to verify the accuracy of the information contained in the Offering Materials.

            (c) I understand that I am subscribing for the Common Stock and warrants without being furnished any literature or prospectus in connection with the Offering other than the Offering Materials, and that the Offering of the Common Stock and warrants presented in the Offering Materials will not have been scrutinized by the securities administrator or similar bureau, agency, or department of the state of my residence.

            (d) I understand (i) that the neither the Common Stock nor the Common Stock underlying the warrants have been registered under the Act or registered or qualified under the securities laws of the state of my residence, (ii) that except as provided above, I have no right to require such registration or qualification, and (iii) that therefore I must bear the economic risk of the investment for an indefinite period of time because neither the Common Stock, the warrants, nor the Common Stock underlying the warrants may be sold unless so registered or qualified or unless an exemption from such registration and qualification is available.

            (e) The Common Stock and warrants are being purchased for my own account for investment purposes only and not for the interest of any other person and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Although the Common Stock is currently traded on the OTC Bulletin Board under the symbol USTT, I also understand that there may not be any established public trading market for the sale of such securities.

            (f) I am able to bear the economic risks related to purchase of the Common Stock and warrants for an indefinite period of time (i.e., I am able to afford a complete loss of the Common Stock and warrants I am subscribing to purchase).

            (g) My overall commitment to investments which are not readily marketable is not disproportionate to my net worth and my investment in the Company will not cause such overall commitment to become excessive.

            (h) I have adequate means of providing for my current needs and possible personal contingencies. I have no need for liquidity of the Common Stock and warrants subscribed to be purchased hereby and have no reason to anticipate any change in my personal circumstances, financial or otherwise, which might cause or require any sale or distribution of such Common Stock and warrants subscribed to be purchased.

            (i) I recognize that the purchase of the Common Stock and warrants involves a high degree of risk including those special risks set forth under the caption "Risk Factors" and "Forward Looking Statements" in the Form S-1 Registration Statement of the Company filed with the Commission on February 18, 2005 (No. 333-122899) all of which are incorporated herein by reference.

            (j) I understand that my right to transfer the Common Stock, warrants, and Common Stock underlying the warrants will be restricted as set forth on the certificate evidencing the Common Stock and warrants. Such restrictions include provisions against transfer unless such transfer is not in violation of the Act, or applicable state securities laws.

            (k) All information which I have provided to the Company including, but not limited to, my Social Security or tax identification number, my financial position, and status as an accredited investor, and my knowledge of financial and business matters is true, correct and complete as of the date of execution of this Subscription Agreement. I undertake to provide promptly to the Company written notice of any material changes in my financial position or otherwise and such information will be true, correct and complete as of the date given. I understand that the Company will rely in a material degree upon the representations contained herein.

            (l) The undersigned maintains a domicile or business at the address shown on the signature page of this Subscription Agreement, at which address the undersigned has subscribed for the Common Stock and warrants.

            (m) I understand that legends may be placed on any certificate representing the Common Stock, warrants, and the Common Stock underlying the warrants substantially to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

            (n) I understand that the Company may require me to meet additional suitability standards if it deems it necessary or advisable to comply with any applicable state securities or other laws.

      4. Transferability of Subscription. The undersigned agrees not to transfer or assign this Subscription Agreement, or any of the undersigned's interest herein.

      5. Revocation. The undersigned agrees that the undersigned shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned.

      6. Common Stock and Warrants Subscribed For. The undersigned hereby subscribes for _______________ shares of Common Stock and warrants to purchase a like number of shares of Common Stock, and agrees to pay _____________ Dollars in full payment therefore by check delivered herewith made payable to "USA Technologies, Inc.".

      7. Miscellaneous.

      The certificates representing the Common Stock and warrants registered in the name of the undersigned shall be mailed to me at the address indicated below.

      This Subscription Agreement, upon acceptance by the Company shall be binding upon the heirs, executors, administrators and successors of the undersigned.

      The undersigned hereby represents that the undersigned has read this entire Subscription Agreement and Offering Materials.

      IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this _____ day of _____ , 2005.

#2                                        #1


-------------------------------------     --------------------------------------
Signature                                 Signature


#2                                        #1

-------------------------------------     --------------------------------------
Witness                                   Witness


-------------------------------------     --------------------------------------
Investor #2 Print or Type Name            Investor #1 Print or Type Name


-------------------------------------     --------------------------------------
Occupation              Telephone No.     Occupation               Telephone No.


-------------------------------------     --------------------------------------
Telephone No. (Residence)                 Telephone No. (Residence)


-------------------------------------     --------------------------------------
Social Security or Tax I.D. No.           Social Security or Tax I.D. No.


-------------------------------------     --------------------------------------
Street Address                            Street Address


-------------------------------------     --------------------------------------
City                   State    Zip       City                    State     Zip

                                          ACCEPTED:
                                          USA TECHNOLOGIES, INC.

Dated:                                 By:
       ------------------------------       ------------------------------------